Exhibit 23.4

WestLand Engineering & Environmental Services, Inc.

1650 Meadow Wood Lane

Reno, NV 89502

CONSENT OF THIRD-PARTY QUALIFIED PERSON

WestLand Engineering & Environmental Services, Inc. (“WestLand”), in connection with the filing of the Hycroft Mining Holding Corporation Registration Statement Form S-3 for the period ended September 30, 2025 (the “Form S-3”), consent to:

●	the filing and use of the technical report summary titled “Hycroft Property Initial Assessment Technical Report Summary, Humboldt and Pershing Counties, Nevada, United States of America” (the “2023 Hycroft TRS”), with an effective date of March 27, 2023, as an exhibit to and referenced in the Form S-3;

●	the use of and references to our name in connection with the Form S-3 and the 2023 Hycroft TRS; and

●	the information derived, summarized, quoted or referenced from the 2023 Hycroft TRS, or portions thereof, that was prepared by us, that we supervised the preparation of and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form S-3.

WestLand is responsible for authoring, and this consent pertains to, subsection 3.6 of the 2023 Hycroft TRS.

October 2, 2025

/s/Richard F. DeLong
Signature of Authorized Person for
WestLand Engineering & Environmental Services, Inc.

Richard F. DeLong
Print name of Authorized Person for
WestLand Engineering & Environmental Services, Inc.